Exhibit 10.1

1414 RADCLIFFE STREET, SUITE 300

BRISTOL, PA 19007

215.633.1900 TEL /215.633.4423 FAX

WWW.SDI.COM

May 10, 2005

Mr. Philip Flynt

6655 Chelsea Gardens Way

Cumming, GA  30040

Dear Philip,

I have outlined the offer for employment at SDI below.

Summary of Offer

Start Date:	Monday, May 9, 2005

Position:	Vice President, Chief Financial Officer and Treasurer

Salary:	$180,000.00 per year paid in regular bi-weekly installments.

Target Bonus:	Thirty percent (30%) of salary based upon a combination of mutually agreed individual goals and corporate performance parameters. The normal distribution is in the March 2006 timeframe.

Benefits Package:	As delivered.

Severance:	Six (6) months except in the event employment is terminated for cause.

Perquisites:	Temporary living allowance to aid in your move decision.

Travel:	Paid for by company for 6 months.

StoreLogicSM	StoreBuilderSM	In-Plant Store®

Philip, we are very excited about your joining our team. While we have some challenges that require your immediate attention, I believe that with your talent and support, we will continue to grow a very prosperous business.

Sincerely,

/s/Donald C. Woodring

Donald C. Woodring

DCW/sam

Accepted by:

/s/ Philip D. Flynt

on this 10th day of May, 2005